As filed with the Securities and Exchange Commission on September 1, 2010.	Registration No. 333-161600

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 4 to
FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MANTHEY REDMOND CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3510	26-4722406
State or other jurisdiction of	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

10940 Wilshire Boulevard, Suite 1600
Los Angeles, California 90024
(310) 443-4116

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Steven Charles Manthey
10940 Wilshire Boulevard, Suite 1600
Los Angeles, California 90024
(310) 443-4116

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copy to
Lee W. Cassidy, Esq.
Cassidy & Associates
215 Apolena Avenue
Newport Beach, California
202/387-5400      949/673-4525 (fax)
Approximate Date of Commencement
of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under  the  Securities  Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under  the  Securities  Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit(1)	Offering Price	Fee (2)
Common Stock held by Selling Shareholders	3,729,200 shares	$0.10	$372,920	$14.66

Total	3,729,200 shares	$0.10	$372,920	$14.66

(1)
There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily set d by the Company at par value and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

The information contained in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______ , 2010

MANTHEY REDMOND CORPORATION
3,729,200  shares of Common Stock
to be sold by the holders of such stock

This prospectus relates to 3,729,200 shares of common stock of Manthey Redmond Corporation ("Manthey Redmond (US)" or the “Company”), a Delaware company  (the “Company”), $.0001 par value per share, to be sold by the holders of such stock (the "selling shareholders").  The selling shareholders' shares offered by this Prospectus may be sold from time to time by the selling shareholders at a price of $0.10 per share until such time as the Company’s shares are listed on the OTC Bulletin Board or a national exchange and thereafter at prevailing market prices or at privately negotiated prices, in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales.

No underwriting arrangements have been entered into by any of the selling shareholders.  The selling shareholders and any intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.

			Proceeds to selling
	Assumed Price		shareholders before
	To Public	Commissions	expenses and commissions
Per Share	$0.10	Not applicable	$0.10
Total	$372,920	Not applicable	$372,920

The Company will not receive any of the proceeds from the sale of shares by the selling shareholders.  All costs incurred in the registration of the selling shareholders shares being offered by the selling shareholders are being borne by the Company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk.  See “RISK FACTORS” contained in this prospectus beginning on page __.

10940 Wilshire Boulevard, Suite 1600
Los Angeles, California 90024
(310) 443-4116

Prospectus dated __________________, 2010

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Forward Looking Statement	7
Use of Proceeds	7
Determination of Offering Price	8
Dilution	8
Selling Shareholders	8
Plan of Distribution	13
Description of Securities	14
The Business	15
The Company	18
Plan of Operation	23
Management's Discussion and Analysis of Financial Condition and Results of Operations	24
Management	27
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationships and Related Transactions	29
Shares Eligible for Future Sales	30
Interest of Named Experts and Counsel	30
Experts	30
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	31
Financial Statements	F-1
Part II	32
Other Expenses of Issuance and Distribution	32
Indemnification of directors and Officers	32
Recent Sales of Unregistered Securities	32

Exhibits	34
Signatures	37

Until _______________,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision.  A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company
The Business

Manthey Redmond (US) is a development stage company incorporated in Delaware in April, 2009, to exploit and market certain internal combustion engine technology now leased by it from its Australian affiliate, Manthey Redmond (Aust).  Manthey Redmond (Aust) Pty Ltd., an Australian corporation ("Manthey Redmond (Aust)"), is the patent owner and developer of the technology and the Manthey Redmond Eco-Engine, a fuel-efficient, lightweight, low-emission, multi-fuel engine smaller and less expensive than conventional internal combustion engines initially targeted for marine applications.  The Company has entered into two agreements with Manthey Redmond (Aust):  (i) the licensing agreement for the development, manufacture, use, sale, and sublicense of the Manthey Redmond Eco-Engine and all developed technology and products related to the technology (the "Technology") for a royalty payment to Manthey Redmond (Aust) of 5% of annual gross profits and (ii) a investment agreement by which Manthey Redmond (Aust) will fund the Company with monthly payments of $40,000, up to a maximum of $4,200,000 to assist the Company in its commercialization and development of the Technology.  These two agreements and the development agreement discussed below are with Australian affiliates that are owned and controlled by the officer and directors of the Company.

Manthey Redmond (US) has also entered into a development agreement with Manthey Holdings Pty Limited for the non-exclusive use of  Manthey Holdings' engineering facility and employees for research and development of and related to the Technology for a monthly fee of $30,000.  Manthey Holdings is a 29.6% shareholder in the Company.  The Company anticipates that it will endeavor to form co-development agreements and/or license agreements to succeed the development agreement.  However, in the event that such relationships are not developed or not developed sufficiently to manufacture and develop the engines, the Company maintains a direct relationship with the Manthey Holding's facility which contemplates the possible extension of the development agreement.

Although the Technology is leased from an Australian company and the research and development facility is outsourced to Australia, Manthey Redmond (US) intends to market the Technology principally in the United States and will seek to form alliances with U.S. based manufacturers for such market development.  The Company will, at least initially, utilize the facilities of its Australian affiliate for the research, design and development of the Technology but the focus of such research, design and development will be for use and success of the Technology and Eco-Engine in the American market.  Although outsourcing the research and manufacturing., the Company anticipates building its sales and marketing network in the United States with a business plan and focus directed to the U.S. market.

In addition to the revenue provided by Manthey Redmond (Aust), Manthey Redmond (US) will seek to raise revenue through co-development and co-licensing agreements with manufacturers principally located in the United States.  Manthey Redmond (US) intends to market and sell the Manthey Redmond Eco-Engines in the United States and to develop the sale of such engines for use in the stationary generator market in the United States.  To develop such market, Manthey Redmond (US) intends to commence private demonstrations of its prototype engines targeted to manufacturers of internal combustion engines, government agencies engaged in internal combustion engine research and development, and other consumers, including governmental, of internal combustion engines.  The Company has not entered into any co-development or co-licensing agreements with manufacturers in the United States as of the date of this prospectus.

The Company anticipates that Steven Manthey, President of the Company, will conduct most of such demonstrations.  Steven Manthey resides outside the United States and when he is not in the U.S., the business operations of the Company are conducted outside the U.S. as well.  Likewise, prototypes built pursuant to the Development Agreement will be built in Australia until transported to the United States for the demonstrations or pursuant to a sale or other commercial agreement.  Accordingly, the Company has no assets in the United States as of the date of this prospectus but maintains an executive office suite in Los Angeles, California, to develop as its American company headquarters.

By securing the use of the research and development facility, Manthey Redmond (US) will be able to develop prototypes tailored to specific applications, such as the stationary generator market, outboard and inboard marine market, heavy freight vehicle market, construction vehicle market and agricultural vehicle market.  The research and development facility has the capability to manufacture these tailored products on a commercial scale thereby allowing Manthey Redmond (US) to market and sell the engines directly without utilizing other manufacturers.  Management realizes possible inherent limitations associated with having a facility situated in Australia, but it believes that it can initially meet production requirements from this facility and as demand increases, it can establish manufacturing facilities within the United States.

The Agreements

The two agreements with Manthey Redmond (Aust) contain no restrictions on the Company on how to develop and commercialize the Technology but pursuant to the patent licensing agreement the Company is obligated to cover all costs associated with the protection of the Technology including patent application and maintenance fees.  The Company is not obligated to use funds received under the investment agreement to pay obligations owed under the patent license agreement or development agreement if it were able to raise funds elsewhere.  However, until such time as the Company can develop another source of revenue to meet its patent license and development agreement obligations, it will be necessary for it to use the funds from the investment agreement to pay those obligations.  Pursuant to the development agreement with Manthey Holdings, the Company is obligated to fund the ongoing development of the Technology by its inventor, Steven Charles Manthey, the president and a director of the Company.  The development agreement with Manthey Holdings not only secures the non-exclusive use of a development facility, but also ensures the ongoing involvement of Steven Charles Manthey, its sole director and shareholder.  Payments under the development agreement to Manthey Holdings were scheduled to commence in November, 2009 to coincide with the delivery of the newest prototype.   The agreement is subject to and governed by the law of Queensland, Australia.  For the period from April 20, 2009 (inception) through June 30, 2010, the Company incurred $221,000 of service fees pursuant to the amended Development Agreement, $37,773 of which was paid during the period, while the remaining $183,227 was recorded as accrued expense as of June 30, 2010.

Steven Charles Manthey is the president and a director of the Company and beneficial owner of 29.6% of the Company's outstanding shares.  He is also the sole officer, director and shareholder of Manthey Holdings, the company with which the Company has the development agreement.

In regard to Manthey Redmond (Aust), the source of the Company's current funding, and Manthey Redmond (US) the board of directors of each company is identical, namely consisting of Steven Charles Manthey, Geoffrey Redmond and Timothy John Eric Redmond.  In addition, 82.8% of the outstanding shares of the Company are beneficially owned by Steven Charles Manthey (29.6%) and Timothy and Geoffrey Redmond (53.2%) whom are also the sole beneficial owners of Manthey Redmond (Aust).

Until such time as Manthey Redmond (US) is able to enter into co-development or co-licensing agreements or to develop a sales market for its engines, it is financially reliant on the funding provided by the agreements entered into with Manthey Redmond (Aust).

Given that the composition of the boards of directors of Manthey Redmond (Aust) and Manthey Redmond (US) is identical, there is a risk that the directors could vary or cancel the terms of the Investment Agreement by which Manthey Redmond receives its current funding and thereby compromise the capacity of Manthey Redmond (US) to continue its development and operations if it has not by such time secured other sources of revenue.

The principal offices of the Company are located at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024 and its telephone number is 310/443-4116.

The Technology

The Manthey Redmond Eco-Engine is a newly-developed, patented, fuel-efficient, lightweight, low-emission, multi-fuel engine smaller and less expensive than conventional internal combustion engines.  The Technology will be initially targeted for use in marine engines, by both inboard and outboard engines but is also applicable to, and will be marketed to, the stationary generator market, heavy freight vehicle market, construction vehicle market and agricultural vehicle market.  During the two years in development, three prototypes of the Technology have been produced with the fourth prototype to be available for demonstration in the U.S. market in November, 2009.  The two year development period has been supervised by the inventor of the Technology (Steven Charles Manthey) and the three prototypes have operated without any critical component failure.  Like other newly-developed technology, the Technology runs the risk that the ultimate level of advancement from development will not be sufficiently superior to existing technology to warrant market place advantage.  Management believes, from the results of its prototype testing and comparison of the Technology to current internal combustion engines, that internal combustion engines developed from the Technology are capable of halving the size of internal combustion engines currently available in the market and dramatically reducing the weight.  Management believes that the Technology's sustainable advantage arises from the reduction in uses of natural resources to build and fuel internal combustion engines and the related reduction in emissions.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

Sixty-two shareholders of the Company are offering up to 3,729,200 shares of common stock held by them ("the Shares").  These Shares are offered at a sales price of $0.10 until such time as the Company's common stock is quoted on the OTC Bulletin Board after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices, in one or more transaction that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales.

Common stock outstanding before the offering	10,250,000

Common Stock offered by selling shareholders	3,729,200

Proceeds to Manthey Redmond (US)	Manthey Redmond (US) will not receive any proceeds from the sale of the shares by selling shareholders.

Summary Financial Information

The following summary financial data should be read in conjunction with additional discussions of the financial status of the Company and the Financial Statements and Notes thereto, included elsewhere in this prospectus.  The Company was formed on April 20, 2009 and is a development stage company with no operating revenues or profits. At June 30, 2010 and December 31, 2009, the Company had $34,931 and $4,455 cash in bank accounts, respectively.  Company has entered into an investment agreement with Manthey Redmond (Aust) by which the Company receives a monthly investment amount of $40,000.  The Company has also entered into an agreement with Manthey Holdings Pty Limited for the use of its research facilities and staff at a monthly fee of $30,000.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company is a development-stage company with no operating history of its own and as such an investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential. The likelihood of its success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which it will operate. Since Manthey Redmond does not have an operating history, it cannot assure an investor that its business will be profitable or that it will ever generate sufficient revenues to meet our expenses and support its anticipated activities.

The Investment Agreement between the Company and Manthey Redmond (Aust) Pty Ltd is governed by and enforceable under the laws of Queensland, Australia and the Company's officer and directors control Manthey Redmond (Aust), therefore if Manthey Redmond (Aust) were to breach its agreement to fund the Company there may be little or no likelihood that the officer and director would seek its enforcement and even if they chose to so enforce such enforcement of the $40,000 monthly investment payment may be difficult or impossible.

Pursuant to the investment contract between the Company and Manthey Redmond (Aust) Pty Ltd, Manthey Redmond (Aust) makes a monthly payment to the Company of $40,000 for assistance in the development and commercialization of the Technology.  Should Manthey Redmond (Aust) Pty Ltd stop making or reducing such investment payments, the Company would be required to enforce the contract in Queensland, Australia and such enforcement may be too costly for the Company to undertake.  Also, because the directors and controlling shareholders of Manthey Redmond (Aust) are also the directors of the Company, a conflict may exist and the directors of the Company may determine, in breach of their duty to the Company, not to attempt to enforce the Investment Agreement.  In addition, if the Company determined to enforce the contract in Queensland, Australia, it may be at a significant disadvantage as such long distance legal matter may be difficult to pursue and difficult to obtain a favorable judgment. The  loss of funding source for the Company would impact its ability to proceed with its business plan in developing and marketing the commercial applications of the Eco-Engine and developing additional technology.

Previous payments made by the Redmond Family Holdings provide no assurance that such payments will continue.

Redmond Family Holdings has provided at least $50,000 per month to Manthey Redmond (Aust).  This payment is the source of funds by which Manthey Redmond (Aust) intends to meet its contractual obligation pursuant to the Investment Agreement to fund the Company $40,000 per month.  History of the payments by the Redmond Family Holdings is not a guarantee such payments will continue.  Unforeseen circumstances or other changes may, for whatever reason, make the Redmond Family Holdings unable or unwilling to continue such monthly payments.  As noted above, the Company has a contractual right to the continuation of these payments, but enforcement of such contract may be difficult if not impossible if such contract were breached.

The success of the development and manufacturing of the Technology and related internal combustion engines by the Company is unknown and contains many inherent risks.

The company is dependent upon the performance and ultimate marketability of the Technology which is untested in the market place.  The continuing development stage of the Technology and related internal combustion engines may reveal failures in the Technology presently unknown and unanticipated by the Company and that can not be resolved with adequate research and development. Such failures may not be immediately readily apparent and may occur only after engines are placed in different applications or different climates throughout the world.  Likewise, at the manufacturing stage, development and/or cost issues may arise presently unknown or unanticipated by the Company that render the production of engines based on the Technology on a commercial scale impractical.

The Company may not be able to market the Technology as easily and readily as it currently anticipates.

The internal combustion engine market is a highly competitive market and new technology related to the internal combustion engine attempting to make engines more fuel efficient and more economical appears on the market frequently.  The successful marketing of the Technology will depend on the ability of the Company to demonstrate sustainable advantages over existing proven and other newly developed technology and the ability of the Company to fund the marketing of these advantages.  The Company believes that its Technology is highly competitive and provides provable and sufficient advantages but the Company cannot predict what new technology is being developed that may impact on the Company's Technology and make it less attractive.

The controlling directors and beneficial shareholders of Manthey Redmond (Aust) Pty Ltd are the directors and officers of the Company which creates a conflict of interest.

The directors and beneficial and controlling shareholders of Manthey Redmond (Aust) are Steven Charles Manthey, Timothy John Eric Redmond and Geoffrey Redmond who are also the directors of the Company.  As such they control the actions of Manthey Redmond (Aust).  If for any reason, they should determine not to continue the research, development and commercialization of the Manthey Redmond Eco-Engine, they could effect Manthey Redmond (Aust) board action to terminate or breach the agreements with the Company providing the monthly investment of $40,000 and the licensing rights to the patent Eco-Engine and Technology; and as directors of the Company, they would also be in a position to determine whether to pursue legal enforcement of either or both of the agreements. In effect, they could breach the development agreement and/or the patent licensing agreement with the Company with no likely enforcement actions.  As directors of the Company, Messrs. Redmond and Mr. Manthey have an obligation and duty to act in the best interests of the Company and make the best business judgment for it; however, they each have this same duty and obligation to Manthey Redmond (Aust) as directors of it as well and a breach of the agreements with the Company may be in the best interests and be the best business judgment for that company despite its ramifications to the Company.  This would result in a conflict between the two companies and the directors would be in a position to have to assist one at the expense of the other.

The sole officer and two directors of the Company beneficially own and will continue to own a majority of the Company's common stock and, as a result, can exercise control over shareholder and corporate actions.

The three directors (one of whom is the sole officer) of the Company own 57.7% of the Company's outstanding common stock.  As such, they are able to control matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions.  A director is required to act in the best interest of the company and to make his best business judgments based on such best interests of the company in approving corporate actions.  As a director, and when voting on matters under consideration by the board of directors, the directors have a duty to act in the best interests of the Company; there is no such required duty when acting as shareholders or voting on matters under consideration by shareholders.

The directors and executive officers all reside outside the United States which may inhibit the ability of investors to bring any legal action or to enforce or collect on any favorable judgement that in such case may be received.

All the directors and the executive officer of the Company reside outside of the United States which may compromise the ability of investors to enforce their legal rights or effect service of process upon directors or executive officer or enforce civil or criminal judgments of United States courts against the Company, its directors or executive officer. Likewise, other than the cash on hand, as of  the date of the registration statement, the Company has no assets in the United States. In addition, the Company's  licensed research facility is located outside the United States and the jurisdiction of the United States legal system.  This may render any monetary penalty (whether civil or criminal in nature) obtained by any investor for any reason against the Company or any of its directors or executives difficult if not impossible to enforce.

As the Technology licensed by the Company is not protected by patent, the Company may find it difficult to protect it or additional developments based on the Technology and competitors or others may develop or copy similar technology.

The Technology licensed by the Company is not protected by a patent.  There is no such thing as a world patent and the issuance of a patent in Australian does not necessarily prohibit others from using or developing the same technology. To protect its intellectual property, the Company will need to secure patent protection for the Technology under the Patent Cooperation Treaty (PCT) and also lodge separate patent applications in countries that are not members of the PCT. Under the PCT, member states, which include the United States and Australia, may initially lodge one application and all member states will recognize this application as recording a "priority date" for the invention. The Company has leased Technology that is the subject of a provisional patent lodged in Australia and as Australia is a member of the PCT, the Company's leased intellectual property can be secured by the prosecution of a full patent application under the PCT process. Should the PCT process not be correctly prosecuted, the Company may fail to secure a patent for the Technology in all jurisdictions covered under the PCT and this could give rise to commercial harm. Likewise, if the Company becomes unable to fund the prosecution of the PCT process, or fund patent application process in non-member countries, the Company would fail to secure ongoing patent protection for the Technology and this could give rise to commercial harm. Moreover, to mitigate against the risk of circumvention of its intellectual property, the Company will need to ensure that all initial demonstrations of the technology are conducted on a private and confidential basis and that confidentiality agreements are entered into with organizations seeking to view and evaluate the Technology.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

The Company is a development stage company with a newly formed and developing finance and accounting organization; the rigorous demands of being a public reporting company will require a large and experienced finance and accounting group. As a public company, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on the Company's personnel, systems and resources.

The Securities Exchange Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

Government regulation could negatively impact the technology.

The Manthey Redmond Eco-Engine has been developed to comply and surpass environmental standards and regulations for  air, water and noise as well as meet and surpass regulations and guidelines for fuel efficiency and consumption.  However, unforeseen changes in these regulations and standards could have an impact on the business if any such changes were not able to be met by the Eco-Engine.

There has been no prior public market for the Company’s Shares and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering.  An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have  its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated.  Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.  The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the selling shareholders.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company based on the Company’s belief in its internal projections, anticipated growth and market potential.  This price does not necessarily bear any direct relationship to any  assets, operations, book or other established criteria of value of the Company but represents solely the opinion of management that the Company will be able to develop and market the Eco-Engine and other technology and that such engine will be successful in its application.  Other than cash on hand and value that one may ascribe to Lease Agreement, the Company has no assets and no current operations.  The Company issued 10,250,000shares of common stock at par ($.0001) for an aggregate of $1,025.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of the business.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is already issued and outstanding.  The Company will not be issuing any additional shares of common stock as part of this offering nor will the Company be receiving any funds from the sale of any shares.  The sale of the shares will not result in any diminution or increase in net tangible book value to the Company and consequently there will be no dilution to investors or shareholders.

SELLING SHAREHOLDERS

The Company is  registering for  offer and sale by 62 holders thereof 3,729,200 shares  of  common  stock  held  by  such shareholders.

The Company will not receive any proceeds from the sale of the Shares.  The selling shareholders have no agreement with any underwriters with respect to the sale of the Shares.  The selling shareholders may from time to time offer their Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Shares for whom they may act as agents.  The selling shareholders and any agents, dealers or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" under the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

All  the Shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder.

	Owned Before the Offering		Offered Herein	After the Offering (2)
	Number	Percentage	Number	Shares	Percentage
Name and Address	of Shares	Of Class (1)	of Shares	Owned	Of Class (3)

A & J Stone Trust
A & J Stone Holdings, Trustee(1)	290,000	2%	290,000	0	0%

Nau Toutai Ahovelo	650	*	650	0	0%
4 Antrim Street
Hebersham, NSW Australia 2770

Allied Securities Inc (2)	200,000	1.9%	200,000	0	0%

Vicky Narelle Baker and
Stephen James Baker	10,000	*	10,000	0	0%
11 Mace Drive
Buderim, QLD Australia 4556

Paul Battisti and
Samantha Battisti	13,000	*	13,000	0	0%
11a Helen Court
Castle Hills, NSW, Australia 2154

Peter Bottele Superannuation Fund,
Peter and Tess Bottele, Trustee	16,250	*	16,250	0	0%
Level 1, 65 Kembla Street
Wollongong, NSW, Australia 2500

Drago Bozic	6,500	*	6,500	0	0%
83 Eastern Avenue
Kingsford, NSW, Australia 2032

Tobias Essington Breen	100,000	*	100,000	0	0%
60-62 Alexander Avenue
Taren Point, NSW, Australia 2229

The Byron Real Estate
Consulting Group Pty(3)	290,000	2%	290,000	0	0%
310 Olsen Avenue
Parkwood, QLD Australia 4212

Alexsandar Citroski	26,000	*	26,000	0	0%
48 Dalpra Crescent
Bossley Park, NSW Australia 2176

Peter Geoffrey Craig	100,000	*	100,000	0	0%

John Daniels	160,000	1.5%	160,000	0	0%

Peter Darcy	10,000	*	10,000	0	0%

Gaiu Dinu	650	*	650	0	0%

Martin Dunning	6,500	*	6,500	0	0%
PO Box 129
Caringbah, NSW, Australia 2229

Maureen Egan	4,550	*	4,550	0	0%
7 Phoenix Crescent
Erskine Park, NSW Australia 2759

Con and Vick Elfes	40,000	*	40,000	0	0%
307a Port Hacking Road
Miranda, NSW, Australia 2228

Kevin Ellem and Beryl Ellem	6,500	*	6,500	0	0%
5 Golf Street
Tamworth, NSW, Australia 2340

Ferriter Super Fund
Paul Ferriter Pty Ltd, Trustee(4)	133,000	1.3%	133,000	0	0%

Fock Family Superannuation Fund,
Zugspitze Holdings Pty, Trustee(5)	16,250	*	16,250	0	0%
Level 1, 65 Kembla Street
Wollongong, NSW, Australia 2500

Anna Gamulin	3,250	*	3.250	0	0%
11/39-241 Doncaster Avenue
Kensington, NSW, Australia 2033

GJA Developments Pty Ltd(6)	6,500	*	6,500	0	0%
PO Box 1289
Castle Hill, NSW, Australia 1765

Nathan Ghosn	6,500	*	6,500	0	0%
6 Nymboida Crescent
Sylvania Waters, NSW, Australia 2224

Global IP Traders Corporation(7)	380,000	4%	380,000	0	0%
PO Box 2588
Burleigh Heads, QLD, Australia 4220

Elly Marie Hohai	100,000	*	100,000	0	0%
PO Box 2588 Burleigh Heads
Burleigh Heads, QLD Australia 4213

Brandon Howard	650	*	650	0	0%

Donald Jessup	1,500	*	1,500	0	0%

Geoffrey Alan Johnston
and Ada Ida Stella Johnston	10,000	*	10,000	0	0%
31 Belrose Boulevard
Varsity Lakes, QLD Australia 4220

Sharyn Alayne Johnston	84,000	*	84,000	0	0%
34 Tribulation Circuit
Buderim, QLD Australia 4556

Jodie Manthey	1,500	*	1,500	0	0%

Sally Manthey	1,500	*	1,500	0	0%
533 Bonogin Road
Bonogin, QLD Australia 4213

Sylvania Marina	6,500	*	6,500	0	0%
25 Harrow Street
Sylvania, NSW, Australia 2224

Marko Matach	3,250	*	3,250	0	0%
48a Olola Avenue
Vaucluse, NSW, Australia 2030

Losh Hazen Matthews	6,500	*	6,500	0	0%
58 Flora Street
Kirrawee, NSW Australia 2232

Peter McDonald	100,000	*	100,000	0	0%

Neilson Family Trust
Filmduke Pty Limited, Trustee(8)	32,500	*	32,500	0	0%
Level 1, 65 Kembla Street
Wollongong, NSW, Australia 2500

Newstew Family Trust,
Newstew Pty Ltd , Trustee(9)	32,500	*	32.500	0	0%
Level 1, 65 Kembla Street
Wollongong, NSW, Australia 2500

Arthur and Con Nicolis	39,000	*	39,000	0	0%
11 Brisbane Street
Chifley, NSW Australia 2036

Chad Parrish	6,500	*	6,500	0	0%
10 Vista Place
Little Hartley, NSW, Australia 2790

Elizabeth Paskoski	6,500	*	6,500	0	0%
48 Dalpra Crescent
Bossley park, NSW Australia 2176

Branko Jose Paunovic	362,500	3.5%	362,500	0	0%

Vasil Perovski	3,600	*	3,600	0	0%
4 Fiddick Place
Menai, NSW, Australia 2234

Mladenko Radas	6,500	*	6,500	0	0%
18 Allwood Crescent
Lugano, NSW, Australia 2210

Kim Redmond-Fewtrell	71,500	*	71,500	0	0%
261 Woolooware Road
Cronulla, NSW Australia 2230

Joshua Redmond	9,500	*	9,500	0	0%
4 Fitzroy Place
Sylvania Waters, NSW, Australia 2224

Anne Rice	3,250	*	3,250	0	0%
2 Great Western Highway
Emu Plains, NSW Australia 2750

Marsha Roberts	1,950	*	1,950	0	0%
39b Gilba Road
Girraween, NSW, Australia 2145

Amanda Scuglia	650	*	650	0	0%
33 Roper Road
Colyton, NSW Australia 2760

Anthony Stefanac	400,000	3.9%	400,000	0	0%

Julieanne Stone	5,200	*	5,200	0	0%
4 Brown Place
Baulkham Hills, NSW Australia 2153

Janja Studenovic	6,500	*	6,500	0	0%
9/113 Doncaster Avenue
Kensington, NSW, Australia 2154

Nada Studenovic	3,250	*	3,250	0	0%
12 Helen Court
Castle Hill, NSW, Australia 2154

Ruza Studenovich	290,000	2%	290,000	0	0%
Tiber Creek Corporation(10)	250,000	2.4%	250,000	0	0%
215 Apolena Avenue
Newport Beach, CA 92662

Brendan Tresoglavic	3,250	*	3,250	0	0%
12 Helen Court
Castle Hill, NSW Australia 2154

Simon Tresoglavic and
Anna Tresoglavic	9,750	*	9,750	0	0%
12 Helen Court
Castle Hill, NWS Australia 2154

Sili Venusi Veamatahau	6,500	*	6,500	0	0%
680 Bents Basin Road
Wallacia, NSW Australia 2745

Telesia Veamatahau and
Sione Ahovelo	6,500	*	6,500	0	0%
134 Junction Road
Ruse, NSW Australia 2560

Tevita Veamatahau	1,300	*	1,300	0	0%
680 Bents Basin Road
Wallacia, NSW Australia 2745

Julian Walters	6,500	*	6,500	0	0%
54/102 Miller Street
Pyrmont, NSW Australia 2009

Darryl Andrew Wandrey	16,000	*	16,000	0	0%
15 Boronia Crescent
Marcoola, QLD, Australia 4564

Jack Warfield	6,500	*	6,500	0	0%
4 Cristina Street
Longueville, NSW, Australia 2066

Total	3,729,200	36.38%	3,729,200	0	0%

(1)	Mr. Chris Roulstone has the voting and dispositive power for A & J Stone Holdings.
(2)	Paul Ferriter has the voting and dispositive power for Allied Securities.
(3)	Ms. Sally Fisher has the voting and dispositive power for The Byron Real Estate Consulting Group Pty Ltd.
(4)	Mr. Paul Ferriter has the voting and dispositive power for Ferriter Super Fund
(5)	Ben Fock has the voting and dispositive power for the Fock Family Superannuation Fund.
(6)	George Augerinas has the voting and dispositive power for GJA Developments Pty Ltd.
(7)	Michael Geoffrey Johnston has the voting and dispositive power for Global IP Traders Corporation.
(8)	Brad Nielson has the voting and dispositive power for the Neilson Family Trust.
(9)	Andrew Newhouse has the voting and dispositive power for the Newstew Family Trust.
(10)
James Cassidy, a principal in the law firm of Cassidy & Associates, the firm which opined on the validity of the shares issued by the Company, is the sole shareholder of Tiber Creek Corporation and may be deemed the beneficial owner of the shares owned by it.

PLAN OF DISTRIBUTION

The Company intends to maintain the currency and accuracy of this prospectus for a period of up to two years.

Selling Shareholders

The Shares offered by the selling shareholders will be offered at $.10 until such time as the Company's stock is quoted on the OTC Bulletin Board.

The selling shareholders may from time to time offer the Shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the Shares by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means.  Transactions occurring after the stock is quoted on the OTC Bulletin Board, if at all, will be effected at market prices prevailing at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.

The Company will not receive any portion or percentage of the proceeds from the sale of the selling shareholders'  Shares.  Of the 3,729,200 Shares included in the registration statement of which this prospectus is a part, none are held by officers, directors or affiliates of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock of which 10,250,000 shares were outstanding as of the date of the registration statement of which this prospectus is a part.   The Company is authorized to issue 20,000,000 shares of undesignated preferred stock, none of which has been designated nor issued.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.  The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Additional Information Describing Securities

Reference is made to applicable statutes of the state of Delaware for a description concerning statutory rights and liabilities of shareholders.

No Trading Market

There is currently no established public trading market for the Company’s securities. A trading market in the securities may never develop.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

THE BUSINESS

Current Operations

The Company is a development stage company and has not commenced operations and has not received any revenue from operations.  The Company has entered into a licensing agreement with Manthey Redmond (Aust) for the development and commercialization of the Manthey Redmond Eco-Engine and related technology. The Company has also entered into an investment agreement with Manthey Redmond (Aust) by which the Company receives a monthly investment amount of $40,000.   The Company entered into an agreement with Manthey Holdings Pty Limited for the use of its research facilities and staff at a monthly fee of $30,000.

Manthey Redmond Eco-Engine

The Manthey Redmond Eco-Engine was developed by Steven Charles Manthey in Australia.  On June 26, 2009, Manthey Redmond (Aust) applied for an Australian provisional patent on the Eco-engine and related technology. On July 6, 2009, the corporation was issued with provisional patent number 2009903136.  The Manthey Redmond Eco-Engine is a fuel-efficient, lightweight, low-emission, multi-fueled, small and inexpensive engine primarily for use in marine applications competitive with conventional internal combustion engines.  The Manthey Redmond Eco-Engine is based on the opposed-piston engine configuration providing much greater torque (power) production relative to its cylinder displacement than traditionally configured engines.  In effect, the Manthey Redmond Eco-Engine converts thermal energy to kinetic energy more efficiently than internal combustion engines currently on the market.  Unlike most commercially available internal combustion engines, the Manthey Redmond Eco-Engine can run on any fuel although it is particularly suited to diesel and natural gas.

The Technology that underpins the configuration of the Manthey Redmond Eco-Engine incorporates a  number of new components that are not contained in a traditional internal combustion engine. These new components, which are the subject of patent applications, have resulted in prototypes producing torque-per-liter performance data that can be compared with published performance data on internal combustion engines already in the market place. It is from these comparisons, that the Company has been able to predict that the Technology appears to convert thermal energy to kinetic energy more efficiently than internal combustion engines currently in the market place.

At present, three prototypes of the Manthey Redmond Eco-Engine have been manufactured.  All prototypes are currently being tested at Manthey Holding's  research facility.  The Company believes that development of the prototypes has reached a stage that their performance can be independently tested by government agencies and academic institutions.  The Company believes that such tests will validate the Company's testing of superior performance on many levels from the conventional internal combustion engine including brake thermal efficiency.

Patent Licensing Agreement with Manthey Redmond (Aust) Pty Limited

On May 1, 2009, the Company entered into a Patent Licensing Agreement with Manthey Redmond (Aust).  Manthey Redmond is the owner, developer and patent applicant of the Eco-Engine and all related technology (the "Technology") developed and to be developed.  Pursuant to the agreement, Manthey Redmond (Aust) has granted to the Company, a license to develop, manufacture, have manufactured, use and sell or supply the Technology in return for a royalty fee equal to 5% of the Company's gross profits earned as a result of the license agreement.  The Company has the right to sublicense its rights under the agreement and is entitled to information and use of any inventions or improvements on the Technology made by Manthey Redmond (Aust) without additional charge.  Manthey Redmond (Aust) Pty Limited will apply for valid patents pursuant to each invention or improvements on the Technology.  The agreement may be terminated at the option of Manthey Redmond (Aust) in the event that the Company becomes insolvent, or seeks protection from its creditors under any United States federal or state bankruptcy act or if an outside administrator or controller is voluntary or involuntarily appointed to control the Company.  The agreement is subject to and governed by the law of Queensland, Australia.

Investment Agreement with Manthey Redmond (Aust) Pty Limited

On May 1, 2009, the Company entered into an Investment Agreement with Manthey Redmond (Aust) by which Manthey Redmond (Aust) has agreed to invest a non-refundable amount of $40,000 per month beginning July 1, 2009, aggregating $4,200,000 (USD) to assist the Company in commercializing products based on the Technology.  Manthey Redmond (Aust) may terminate this agreement in the event that the Patent Licensing Agreement is terminated.  The agreement is subject to and governed by the law of Queensland, Australia. In November, 2009, March 2010, and May 2010 the Company received $39,925, $955 and $43,887 of capital injection from Manthey Redmond (AUST) pursuant to the Investment Agreement which was recorded as additional paid-in capital.

Development Agreement with Manthey Holdings Pty Limited

On November 6, 2009, the Company entered into an amended Development Agreement with Manthey Holdings Pty Limited ("Manthey Holdings") by which, commencing May 1, 2009, Manthey Holdings will provide the unlimited use of its engineering facility and employees for the purpose of research and development related to the Technology. Pursuant to the agreement, the Company will pay Manthey Holdings $30,000 per month up to a maximum of $540,000 at which time the agreement shall terminate.  The agreement will also terminate in the event that the Patent Licensing Agreement is terminated.  Manthey Holdings has agreed to build and test prototypes based on the Technology at its research facility.  The agreement is subject to and governed by the law of Queensland, Australia.  For the period from April 20, 2009 (inception) through June 30, 2010, the Company incurred $221,000 of service fees pursuant to the amended Development Agreement, $37,773 of which was paid during the period, while the remaining $183,227 was recorded as accrued expense as of June 30, 2010.

The Manthey Holdings research facility currently employs five full-time employees who assist Steven Manthey with the design and manufacture and testing of the prototype engines.  Presently , four employees work exclusively on the design, manufacture and testing of the Technology under the supervision of the inventor, Steven Manthey.  The facility has the capacity to build all the necessary components for the prototypes.  The facility, located in Queensland, Australia, is approximately 4000 square feet situated on 18 acres and is owned by an affiliate of Manthey Holdings.  The facility includes three separate CNC machining centers with two full-time trained operators.  The engineering capacity of these machining centers enables the facility to produce multiple components.

In addition to design and manufacture, the facility has the capability to test the performance of engines it builds.  The facility operates two testing cells where engines can be run on Dynanometers so as to measure performance—in particular torque and horsepower; and also other performance indicators such as volumetric efficiency.  At present, the facility does not operate its own foundry—as such, components that require hardening are sent to a foundry situated approximately 60 miles from the facility.

The Company anticipates that by demonstrating the Technology for government agencies, laboratories and manufacturers located in the United States, it will endeavor to form co-development agreements and/or license agreements to succeed the development agreement.  However, in the event that such relationships are not developed or not developed sufficiently to manufacture and develop the engines, the Company maintains a direct relationship with the Manthey Holding's facility which contemplates the possible extension of the development agreement.

The Market

The Company believes that there is substantial discussion and pressure in the United States and worldwide to develop better fuel efficient and greener engines for all internal combustion end use applications including automobiles, marine engines, aircraft, and others.  Reports circulate continuously in the news, internet, magazines and elsewhere about new ways and methods to increase engine efficiency, decrease pollution and generally improve usability, with the result, the Company believes, that the public has become somewhat immune to such announcements. Because of this saturation of market reports on products that very often don't match the results promised, the Company believes that it may be more difficult to establish the Manthey Redmond Eco-Engine as a true alternative to the traditional internal combustion engine for marine usage.  The Company has manufactured three prototypes that will be independently tested by government agencies and academic institutions to validate the superior performance of the Manthey Redmond Eco-Engine and overcome any market reluctance to an alternative to the traditional internal combustion engine.

Competition

The Manthey Redmond Eco-Engine will be competing with traditional internal combustion engines as well as  redesigned and newly designed internal combustion engines.  The Company believes that with the often increasing price of fuel and emphasis on developing greener and more efficient engines for automobile as well as marine and other uses, many companies will be allocating funds to the research, development and marketing of better traditional internal combustion engines and newly designed alternative engine types.  These companies likely would have more resources, financial and otherwise, than the company and more marketing and distribution channels already developed and available.

Marketing

The Company has established two offices: Los Angeles, California and Sydney, Australia.  From each of its offices, the Company intends to market to manufacturers and government agencies for the purpose of forming joint development agreements.  The Company anticipates that it will conduct workshops with selected manufacturers and government agencies throughout 2009 with a view to the formation of joint development agreements as a precursor to license agreements. Beginning approximately in  2010, the Company also intends to promote its marine products directly to marine dealers and to participate in a number of international boat shows that year.

The creation of the Company to market and demonstrate prototypes across the United States and to form co-development agreements and licensing agreements is underscored by the recognition that the United States represents: (i) a large market for the Technology; (ii) a country with a sizable governmental involvement in research of this kind; and (iii), a superior legal jurisdiction for the formation of “collaborative” efforts to realize the Technology as a commercial product in a timely fashion.

 As a large market for the Technology, the Company expects to benefit not only from the existence of an advanced economy with a large population, but also from legislative initiatives (including limits on emissions) that advance Technology of the kind marketed by the Company.

As a country with a sizable governmental involvement in research of this kind, the Company, as a United States entity, will be able to seek to benefit from collaborative agreements with federal and state agencies that support United States companies. In particular, the Company will seek to benefit from federal laboratories involved in research programs with American companies. These programs are designed to improve America’s energy efficiency so as to achieve the concomitant goals of energy independence and a reduction of the environmental harm associated with carbon emissions.

Moreover, as a U.S. entity, the Company can also expect to collaborate with American based OEMs (Original Equipment Manufacturers) in a robust manner given the reassurance that such efforts are supported by a robust judicial system that can enforce confidentiality agreements between American entities and also protect patent rights (if obtained). In a practical sense, the nature of the Technology is that prototypes can be scaled up or down in size (as is the case with most internal combustion engines). Accordingly, prototypes that have been built to date in Australia are small enough to allow them to be easily transported to the United States and provided to future co-development partners for validation and/or collaborative efforts for engineering advancement.

THE COMPANY

Background

The Company was formed in April, 2009, to develop the development and commercial introduction to the market, including licensing to manufacturers, of the Manthey Redmond Eco-Engine and related technology previously performed by Manthey Redmond (Aust).  As such the Company has entered into a licensing and an investment agreement with Manthey Redmond (Aust), as discussed below.

Manthey Redmond (Aust) is an Australian company formed March 17, 2008 as the successor to Manthey Redmond Pty Ltd which was formed in October, 2007, as a joint venture between Manthey Holdings Pty Ltd and Tobana Pty Ltd. to design, manufacturer and commercialize the Technology and other research concepts developed by Steven Manthey.

The primary function of the Company is to generate revenue from the commercialization of the Technology.  The Company anticipates that it will fulfill that function through three distinct steps: (i) refinement of the Technology; (ii) licensing of the Technology; and (iii), manufacturing of products based on the Technology. With respect to stage (i), the Company has two objectives- the first objective is to continue to advance the "core design" of the Technology, and the second objective, to develop prototypes for specific applications. Research into the "core design" of the Technology will be conducted by Manthey Holdings in accordance with the Development Agreement. However, through the formation of joint ventures and co-development agreements (with private or public institutions), the Company envisages that "core design" advancements may also be effected by these collaborative agreements. The second objective, namely the tailoring of the Technology for specific applications, will be the primary focus of joint venture and co-development agreements. In general, the Company anticipates that it will coordinate and control this stage with a view to generating profits for the resultant engine products. These profits, as noted earlier, will be generated initially by licensing the Technology and then by manufacturing engines based on the Technology. The manufacturing may involve new agreements with Manthey Holdings Pty Limited or the tendering of the manufacturing process or both.

Manthey Redmond (Aust) is beneficially wholly owned by Steven Charles Manthey, Geoffrey Redmond and Timothy John Eric Redmond, all directors and beneficial shareholders of the Company, through their affiliated entities Manthey Holdings Pty Ltd and the Redmond Family Holdings Pty Ltd (an assign of Tobana Pty Limited).  Steven Charles Manthey, Geoffrey Redmond and Timothy John Eric Redmond are the directors of Manthey Redmond (Aust).

Pursuant to the terms of the original joint venture creating Manthey Redmond (Aust), Tobana Pty provided capital and Manthey Holdings provided the research facility, staff and equipment for the development, testing and prototype production of the Manthey Redmond Eco-Engine and other research concepts by Steven Manthey.

Since October, 2007 and as of July, 2009, Redmond Family Holdings Pty Ltd has contributed $50,000 per month, plus $500,000 for manufacturing equipment initially to Manthey Redmond Pty Limited and then to Manthey Redmond (Aust) aggregating $1,550,000.  Redmond Family Holding Pty Ltd will continue its monthly contributions to Manthey Redmond (Aust) which in turn will make monthly investments in the Company of $40,000.

Manthey Redmond (Aust) replaced Manthey Redmond Pty Limited as the joint venture vehicle on the recommendation of accountants representing Redmond Family Holdings Pty Limited. The sole reason related to the generic constitution of Manthey Redmond Pty Limited which was not to a satisfactory standard, and as the joint venture owned no assets other than cash on hand, it was more convenient to replace the joint venture vehicle than to seek to amend the constitution. Likewise, it was also on the recommendation of the accountants that Tobana Pty Limited, that original held the interest of Geoffrey Redmond and Timothy John Eric Redmond, be replaced by Redmond Family Holdings Pty Limited as a more suitable entity within the overall corporate structuring of Messrs Redmonds' organization. These changes were effected in December 2007.

Redmond Family Holdings Pty Ltd is beneficially owned by Geoffrey Redmond and Timothy John Eric Redmond who are founding shareholders of Redmond Company Pty Ltd, an Australian company which owns hotels that incorporate gaming in Sydney, Australia with an estimated value range of $100 to $200 million.

From its inception, Manthey Redmond (Aust) has received funding solely from sources associated with Redmond Family Holdings Pty Limited.  The funding to be provided to the Company will be from Manthey Redmond (Aust) that, as a joint venture vehicle, holds no assets other than cash received from Redmond Family Holdings Pty Limited (or its affiliates) and serves basically as an intermediary to pass along the investment fund and follow the development and commercialization of the Technology.   As set out in the Diagram of Affiliates following this discussion,  the Redmond affiliates hold a shareholding in Manthey Redmond (Aust) (the joint venture vehicle) and it is therefore necessary that all funds advanced by the Redmond affiliates to secure this minority shareholding interest in Manthey Redmond (Aust) are paid directly to the joint venture vehicle itself. Accordingly, the Investment Agreement was entered into specifically between the Company and Manthey Redmond (Aust), not Redmond Family Holdings Pty Limited or one of its affiliates, because royalties paid under the Patent License Agreement will be received directly by Manthey Redmond (Aust) (the joint venture vehicle).  In effect, the two agreements, namely the Investment Agreement and Patent License Agreement are related agreements in that no royalty would be received by Manthey Redmond (Aust) unless the Company is able to generate revenue.  It is therefore in the best interests of Manthey Redmond (Aust) for the Company to develop and market the Technology.  In that light, to assist the Company to take the steps necessary to generate revenue, an initial investment has been made by Manthey Redmond (Aust).  In practical terms, Manthey Redmond (Aust) will need to continue to source funds to meet its obligations under the Investment Agreement.

The principals of the Redmond Family Holdings and Manthey Holdings i.e. steven Charles Manthey, Geoffrey Redmond and Timothy John Eric Redmond chose to create a United States entity for the marketing and exploitation of the Eco-Engine and the Technology rather than simply Manthey Redmond (Aust) to handle such marketing.  As it exists, Manthey Redmond (Aust) funds $40,000 per month to the Company (pursuant to the Investment Agreement) and the Company then pays Manthey Holdings $30,000 per month for its research facility (pursuant to the Technology Agreement).  It appears that Manthey Redmond (Aust) could have directly paid Manthey Holdings.  However, by creating and utilizing the United States entity, the principals anticipate that the intended marketing of the Eco-Engine will be facilitated by more direct contact with United States manufacturers and research laboratories.  Manthey Redmond (US) hopes to form co-development agreements with such U.S. manufacturers and laboratories as it believes that the greatest market for its products and development lie within the United States.

DIAGRAM OF MANTHEY REDMOND AFFILIATES AND
CONTROLLING PERSONS

Employees

Other than Steven Charles Manthey, who serves as president and treasurer, the Company has no employees.

Property

The Company has an office in Sydney, Australia and leases 165 square feet of office space at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024 at a rental rate of $1,096.  The research facility used by the Company is located in Queensland, Australia.  The facility is approximately 4000 square feet consisting of a two-story cement building with a mezzanine level used as offices situated on 18 acres and is owned by an affiliate of Manthey Holdings.  The Company anticipates that this facility will be used to produce outboard diesel marine engines.  The Company pays a flat inclusive fee of $30,000 per month pursuant to the Development Agreement which provides the Company with unlimited non-exclusive use of the research facility.  No additional rental or usage fees are charged to the Company.

Subsidiaries

The Company does not have any subsidiaries.

Patents and Trademarks

The Company has entered into a licensing agreement with Manthey Redmond (Aust) for the licensing of the Manthey-Redmond Eco-Engine.  Manthey Redmond (Aust) has applied for provisional patent protection of the Manthey Redmond Eco-Engine, filed June 26, 2009.

Industry Regulation and Taxation

The development and testing of the Manthey Redmond Eco-Engine is located in Australia but the Company hopes to market its application to manufacturers in Australia, the United States and other countries.  Each country has its own regulations regarding engines including noise, fuel and combustion efficiency, air and particulate pollution, exhaust and smog converters, and so forth.  The Company believes that the design of the Manthey Redmond Eco-Engine is so superior in efficiency and pollution issues than the standardly used internal combustion engine, that it will have no difficultly meeting and surprising any and all restrictions and regulations imposed by local and national governments in those areas in which the Company hopes to market the engine.

Reports to Security Holders

The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests it.  The Company will not be a reporting issuer with the Securities and Exchange Commission until its registration statement on Form S-1 is declared effective.

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. The Company’s registration statement and the referenced exhibits can also be found at the web site address.

PLAN OF OPERATION

Business Plan

The Company intends to have its three developed Manthey Redmond Eco-Engine prototypes tested for performance validation by government agencies and academic institutions.  After such testing results are received, the Company intends to begin marketing the Eco-Engine to manufacturers in the United States and Australia to license the technology for production.  The Company is not aware of any specific government approvals that it must obtain before it can license, manufacture or market the Technology throughout the United States. However, due to the nature of the Technology and its marine use with possible impact on natural resources and environmental matters, the Company will seek validation or use approval or other commercial arrangements with various United States government agencies including, but not limited to, the Department of Energy, Environmental Protection Agency, Department of Transport and also the United States Coast Guard. These agencies are all actively involved directly or indirectly in the development of marine and transport technology and use thereof, and the Company views these agencies as capable of providing assistance in the introduction of the Technology to the market by testing or otherwise approving the use of the Technology for the intended application.

The Company intends to continue its research of other applications stemming from the opposed-piston engine configuration technology used in the Manthey Redmond Eco-Engine as well as improving and developing the Eco-Engine.

The Company anticipates that it will begin manufacturing of commercial products based on the Technology, possibly including the Eco-Engine or similar applications.  The Company may form a subsidiary as its manufacturing arm including, but not limited to, a subsidiary to manufacture outboard diesel engines both in the Gold Coast Australia and in the United States.

Potential Revenue

The Company expects to generate income in four possible ways:

1.	Licensing fees from manufacturers in return for the right to produce and sell the Company's Technology. The Company expects that license fees will be determined by territory size and market potential.

2.	Royalty payments for each Eco-Engine produced and sold. The Company expects royalty payments to be determined by engine capacity and application.

3.	Sale of commercial products (which products will be manufactured at the Manthey Holdings facility in Australia).

4.	Fees from companies that purchase the right to sell products offered by the Company or a subsidiary (which products will be manufactured at the Manthey Holdings facility in Australia).

Revenue in the Field of Internal Combustion Engines

Although the Company has not obtained patents on the Technology and the engines, it believes that it will be able to generate income from licensing fees of the Technology because of the time and difficulty in duplicating, testing and manufacturing the Technology.

It should be noted that the internal combustion engine was invented more than 100 years ago, and as such, market competition is influenced by actual performance of engines and not necessarily the ability of companies to secure patent protection for their products- although patents relating to enhancements do exist and help increase profitability.

In reality, patentability is a factor in revenue generation, but not a sole factor. The inherent difficulties (and expense) associated with designing and manufacturing internal combustion engines to match the performance of competitors is a reality that all companies must factor into revenue projections and the task of copying (known as reverse engineering) a competitors design is an industry reality that if successful, would influence revenue generation.

The Company will continue to seek patent protection of its Technology to enhance profitability.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Current Operations

 The Company was formed on April 20, 2009 and is a development stage company with no operating revenues or profits.  The Company has developed three prototypes of the Manthey Redmond Eco-Engine which will be tested for performance validation by government agencies and academic institutions.  After validation of the tests, the Company will market the Eco-Engine to manufacturers in the United States and Australia.

Expenses and Capital Expenditures

Other than the development agreement for use of the testing facilities at Manthey Holdings, the Company has not incurred any large expenses nor made or planned any large capital expenditures.

Results of Operations

Results of Operations for the Period from April 20, 2009 (Inception) to December 31, 2009:

Net revenue	$-

Operating expenses
Professional services	31,503
Rent expense	5,417
Other general, selling and administrative expense	752
Research and development expense	41,000
Total operating expenses	78,672

Net loss	$(78,672)

The Company was incorporated in April 2009 to primarily engage business in the development and commercialization of the Manthey Redmond Eco-Engine and related Technologies.  For the period from April 20, 2009 (inception) to December 31, 2009, the Company had not generated any revenue.

The Company intended to continue research and development of the Manthey Redmond Eco-Engine during 2009.  The Company expects to receive the updated prototype of the Eco-Engine in July 2010.  Upon receipt of the prototype, the Company intends to begin selective and proprietary marketing of the engine to potential end users and manufacturers and to possible interested joint venture partners.  The Company incurred $78,672 operating expenses for the period from April 20, 2009 (inception) to December 31, 2009, primarily consisted of professional services of $31,503 and research and development expense of $41,000.  The professional services were mainly consulting fees, attorney fees, and accounting fees associated with the Company’s registration statement filing.  The research and development expenses were incurred pursuant to the amended Development Agreement with Manthey Holdings on November 6, 2009, which revises the commencement date of development service fee payment from July 1, 2009 to November 20, 2009.  For the period from April 20, 2009 (inception) to December 31, 2009, $37,773 was paid and $3,228 was recorded as accrued expense (Note 5) as of December 31, 2009.

The Company believes that the current trends in the market are increasing the demand for greater fuel efficient engines with better environmental performance.  The Eco-Engine converts thermal energy to kinetic energy more efficiently than other engines currently available in the global market which provides better fuel efficiency and less negative environmental impact.  The Company anticipates that the market trend for such type engines will increase thereby increasing the demand for the Eco-Energy.

Results of Operations for the Three Months and Six Months ended June 30, 2010:

			For the Period	For the Period
	For the Three	For the Six	From April 20,	From April 20,
	Months Ended	Months Ended	2009 (Inception)	2009 (Inception)
	June 30, 2010	June 30, 2010	to June 30, 2009	to June 30, 2010
Net revenue	$-	$-	$-	$-
Operating expenses
Research and development expense	90,000	180,000	-	221,000
Professional services	6,599	7,349	-	38,852
Rent expense	3,398	6,925	-	12,342
Other	50	92	12	844
Total operating expenses	100,047	194,366	12	273,038

Net loss	$(100,047)	$(194,366)	$(12)	$(273,038)

The Company was incorporated in April 2009 to primarily engage business in the development and commercialization of the Manthey Redmond Eco-Engine and related Technologies.  For the three months and six months ended June 30, 2010 and for the period from April 20, 2009 (inception) to June 30, 2010, the Company had not generated any revenue.

The Company intended to continue research and development of the Manthey Redmond Eco-Engine during 2010.  The Company expects to receive the updated prototype of the Eco-Engine in the fourth quarter of 2010.  Upon receipt of the prototype, the Company intends to begin selective and proprietary marketing of the engine to potential end users and manufacturers and to possible interested joint venture partners.  The Company incurred $100,047 and $194,366 operating expenses for the three months and six months ended June 30, 2010, respectively, which primarily consisted of research and development expense of $90,000 and $180,000, professional services of $6,599 and $7,349, and rent expense of $3,398 and $6,925, respectively.  The research and development expenses were incurred pursuant to the amended Development Agreement with Manthey Holdings on November 6, 2009, which revises the commencement date of development service fee payment from July 1, 2009 to November 20, 2009.  Research and development expense of $90,000 and $180,000 incurred pursuant to the Development Agreement was not paid during the three months and six months ended June 30, 2010, which was recorded as accrued expense as of June 30, 2010.

The Company believes that the current trends in the market are increasing the demand for greater fuel efficient engines with better environmental performance.  The Eco-Engine converts thermal energy to kinetic energy more efficiently than other engines currently available in the global market which provides better fuel efficiency and less negative environmental impact.  The Company anticipates that the market trend for such type engines will increase thereby increasing the demand for the Eco-Energy.

Liquidity and Capital Resources

The following summarizes the key component of the company’s cash flows for the period from April 20, 2009 (inception) to December 31, 2009:

Net cash used in operating activities	$(75,445)
Net cash provided by financing activities	79,900
Net increase in cash and cash equivalents	$4,455

Net cash used in operating activities from April 20, 2009 (inception) to December 31, 2009 was mainly driven by net loss of $78,672 for the period, which principally consisted of $31,503 professional services and $41,000 research and development expenses as discussed above.

Net cash provided by financing activities from April 20, 2009 (inception) to December 31, 2009 primarily resulted from advances and capital contribution from Manthey Redmond (Aust).  During its initial organization, the Company received $38,950 in advances from Manthey Redmond (Aust) not pursuant to the Investment Agreement, and is a loan, interest free, which must be repaid.  No formal loan terms were established, but the Company intends to repay the loan once in a position to do so.  In November 2009, the Company received an aggregate of $39,925 of capital injection from Manthey Redmond (Aust) pursuant to the Investment Agreement, which was recorded as additional paid-in capital as of December 31, 2009.

The following summarizes the key component of the company’s cash flows for the six months ended June 30, 2010 and the period from April 20, 2009 (inception) to June 30, 2010:
		For The	For The
		Period From	Period From
		April 20, 2009	April 20, 2009
	For The Six Months	(Inception) to	(Inception) to
	Ended June 30, 2010	June 30, 2009	June 30, 2010
Net cash used in operating activities	$(14,366)	$(12)	$(89,811)
Net cash provided by financing activities	44,842	39,975	124,742
Net increase in cash and cash equivalents	$30,476	$39,963	$34,931

Net cash used in operating activities was $14,366 and $89,811 for the six months ended June 30, 2010 and for the period from April 20, 2009 (inception) to June 30, 2010, respectively, which were mainly driven by net losses in the amount of $194,366 and $273,038, partially offset by increases in accrued expense and other liabilities in the amount of $180,000 and $184,227.  Increases in accrued expense and other liabilities were primarily to record unpaid research and development expenses to Manthey Redmond (Aust) pursuant to the Development Agreement.

Net cash provided by financing activities was $44,842 and $124,742 for the six months ended June 30, 2010 and for the period from April 20, 2009 (inception) to June 30, 2010, respectively.  During its initial organization, the Company received $38,950 in advances from Manthey Redmond (Aust) not pursuant to the Investment Agreement, and is a loan, interest free, which must be repaid.  No formal loan terms were established, but the Company intends to repay the loan once in a position to do so.  In November 2009, March 2010 and May 2010, the Company received $39,925, $955 and $43,887 of capital injection, respectively from Manthey Redmond (Aust) pursuant to the Investment Agreement (see Note 4), which was recorded as additional paid-in capital.

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, (2) the sublicensing and sale of the Manthey Redmond Eco-Engine, (3) additional capital injection from Manthey Redmond (Aust) pertaining to the Investment Agreement (see Note 3), and (3) short-term borrowings from shareholders or related party when needed.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:
Date Directorship
Name	Position	Commenced

Steven Charles Manthey	President, treasurer, director	April 24, 2009
Timothy John Eric Redmond	Director	April 24, 2009
Geoffrey Redmond	Director	April 24, 2009

The number of directors to compose the Company’s Board of Directors is not fewer than one nor more than five.  Directors do not receive any compensation.  Directors may be shareholders of the Company.

The directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

The Company’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. The Company’s executive officers are appointed by and serve at the discretion of the Board.

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  Neither of the Company’s directors may be deemed to independent.  In the event that the Company applies for listing of its securities on an exchange in which an independent directorship is required, it will seek to have such directors elected or appointed.

Committees and Terms

The Board of Directors has not established any committees.

The Company anticipates that the annual meeting of shareholders will be held in May.  The Company will notify its shareholders that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Background of the Directors and Executive Officers

Steven Charles Manthey, 48, has served as president and a director of the Company since its formation.  Since 1994, Mr. Manthey has been engaged in the research and development of internal combustion engines.  From 2001 to 2004, Mr. Manthey was a director of Advanced Engine Technologies, Inc.

Geoffrey Redmond, 51, has served as a director of the Company since its formation.  Since 1989, Mr. Redmond has been a director of the Redmond Company, an Australian corporation that owns and operates hotels in Sydney, Australia that incorporate gaming facilities with an estimated value range of $100 to $200 million.

Timothy John Eric Redmond, 45, has served as a director of the Company since its formation.  Since 1989, Mr. Redmond has been a director of the Redmond Company, an Australian corporation that owns and operates hotels that incorporate gaming facilities in Sydney, Australia with an estimated value range of $100 to $200 million.

The Redmond Company owns and operates hotels that incorporate gaming facilities in Sydney, Australia.  Current hotels of the Redmond Company include:

St. Patricks Mount Druitt
57 North Parade
Mount Druitt, Sydney, Australia

St. Patricks Seven Hills
222 Prospect Highway
Seven Hills, Sydney, Australia

Hurtsville Ritz Hotel
350 Forest Road
Hurstville, Sydney, Australia

Legal Proceedings

As of the date of this prospectus, the Company is not a party to any lawsuits or legal proceedings.

EXECUTIVE COMPENSATION

Remuneration of Officers

Steven Charles Manthey is the sole officer of the Company.  Mr. Manthey has not received any remuneration from the Company but is the sole shareholder and director of Manthey Holdings Pty Ltd. and is the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the 3,040,000 shares of the Company's common stock owned by it.  Pursuant to the development agreement, Manthey Holdings Pty Ltd. receives $30,000 per month from the Company for use of its testing and research facilities.

Anticipated Officer and Director Remuneration

Although not presently offered, the Company anticipates that its officers and directors may be provided with a group health, vision and dental insurance program.

Employment Agreements

The Company has not entered into any employment agreements with the officers and key personnel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of		Percent of	Percent of
		Shares of		Class Before	Class After
	Position	Common Stock		Offering (1)	Offering

Steven Charles Manthey	President, treasurer, director	3,040,000	(2)	29.6%	29.6%
Timothy John Eric Redmond	Director	2,590,800	(3)	25.2%	25.2%
Geoffrey Redmond	Director	2,880,800	(4)	28%	28%
North American Motors(5)		600,000		6%	6%

Total Officers and directors as a group (3 persons)		5,920,800		57.7%	57.7%

(1)	The total number of outstanding shares of common stock as of March 31, 2010 is 10,250,000.
(2)
Manthey Holdings Trust owns 3,040,000 shares; Manthey Holdings Pty Ltd. serves as the trustee for the Manthey Holdings Trust.  Steven Charles Manthey is the sole shareholder and director of Manthey Holdings Pty Ltd. and is the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the shares owned by it.

(3)
The Redmond Family Investment Trust owns 2,590,800 shares; Redmond Family Holdings Pty Ltd serves as the trustee for the Redmond Family Investment Trust.  Timothy John Eric Redmond and Geoffrey Redmond are the only shareholders and directors of Redmond Family Holdings Pty Ltd and are the sole beneficiaries of such trust and may therefore be deemed to be the beneficial owner of those shares.

(4)
The Redmond Family Investment Trust owns 2,590,800 shares; Redmond Family Holdings Pty Ltd serves as the trustee for the Redmond Family Investment Trust.  Timothy John Eric Redmond and Geoffrey Redmond are the only shareholders and directors of Redmond Family Holdings Pty Ltd and are the sole beneficiaries of such trust and may therefore be deemed to be the beneficial owner of those shares. Alison Redmond, wife of Geoffrey Redmond, owns 290,000 shares of the Company's common stock.

(5)	Micheal Charles Manthey, the son of Steven Charles Manthey, is the controlling person of North American Motors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Timothy John Eric Redmond and Geoffrey Redmond are brothers and are the sole directors and shareholders of Redmond Family Holdings Pty Ltd which owns 360 shares (40%) of the 900 outstanding shares of Manthey Redmond (Aust).   In 2007, Redmond Family Holdings Pty Ltd agreed to invest $50,000 monthly in Manthey Redmond (Aust) for the research and development of the Manthey Redmond Eco-Engine.  Manthey Redmond (Aust) has entered into an investment agreement with the Company to invest $40,000 monthly to continue research, development and commercialization of the Eco-Engine.

Steven Charles Manthey is the sole director and shareholder of Manthey Holdings Pty Ltd which owns 540 shares (60%) of the 900 outstanding shares of Manthey Redmond (Aust).  The Company has entered into an agreement with Manthey Holdings for the use of its research facility, staff and prototype testing for a monthly fee of $30,000.

During its initial organization, the Company received $38,950 in advances from Manthey Redmond (Aust) not pursuant to the Investment Agreement and, as such, is a loan, interest free, which, unlike the funds received from the Investment Agreement, must be repaid.  No formal loan terms were established but the Company intends to repay the loan as soon as possible.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 10,250,000 shares of common stock outstanding of which 5,920,800 shares are beneficially owned by officers and directors of the Company.  Of the outstanding shares, 3,729,200 are being registered for sale by the holders thereof.  At the time this registration statement for the sale of the Shares by the selling shareholders becomes effective, there will remain 6,520,800 shares of the Company's common stock that will be considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.  In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Lee W. Cassidy, Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares of common stock offered by the Company.  James M. Cassidy, a member of the law firm of Cassidy & Associates, is the sole officer and director of Tiber Creek Corporation, a selling shareholder, and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the Company’s balance sheet as of December 31, 2009, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from April 20, 2009 (date of inception) to December 31, 2009, which are included in this prospectus.  The financial statements are included in reliance on the report of KCCW Accountancy Corp. given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

INDEX TO UNAUDITED FINANCIAL STATEMENTS
June 30, 2010

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

BALANCE SHEETS

	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
Assets

Current Assets
Cash and cash equivalents	$34,931	$4,455

Other Assets	1,050	1,050

Total Assets	$35,981	$5,505

Liabilities and Stockholders' Equity

Current Liabilities
Accrued expense	$184,277	$4,278
Other payable - related party	38,950	38,950
Total Current Liabilities	223,227	43,228

Stockholders' Equity
Preferred stock - $.0001 par value; 20,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock - $.0001 par value; 100,000,000 shares authorized, 10,250,000 shares issued and outstanding	1,025	1,025
Additional paid-in capital	84,767	39,925
Accumulated deficit	(273,039)	(78,672)
Total Stockholders' Equity	(187,247)	(37,722)

Total Liabilities and Stockholders' Equity	$35,981	$5,505

The accompanying notes are an integral part of these financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

STATEMENT OF OPERATIONS
(UNAUDITED)

			For The Period	For The Period
	For The Three	For The Six	From April 20,	From April 20,
	Months Ended	Months Ended	2009 (Inception)	2009 (Inception)
	June 30, 2010	June 30, 2010	to June 30, 2009	to June 30, 2010

Net revenue	$-	$-	$-	$-

Operating expenses
Research and development expense	90,000	180,000	-	221,000
Professional services	6,599	7,349	-	38,852
Rent expense	3,398	6,925	-	12,342
Other	50	92	12	844
Total operating expenses	100,047	194,366	12	273,038

Net loss	$(100,047)	$(194,366)	$(12)	$(273,038)

Net loss per common share - basic and diluted	$(0.01)	$(0.02)	$(0.00)	$(0.03)

Weighted average number of common shares outstanding, basic and diluted	10,250,000	10,250,000	691,279	9,272,674

The accompanying notes are an integral part of these financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
(UNAUDITED)

		For The Period	For The Period
	For The Six	From April 20,	From April 20,
	Months Ended	2009 (Inception)	2009 (Inception)
	June 30, 2010	to June 30, 2009	to June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(194,366)	$(12)	$(273,038)
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in assets:
Other assets	-	-	(1,050)
Increase (decrease) in liabilities:
Accrued expense and other liabilities	180,000	-	184,277
Net cash used in operating activities	(14,366)	(12)	(89,811)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related party	-	38,950	38,950
Proceeds from issuance of common stock	-	1,025	1,025
Capital contribution	44,842	-	84,767
Net cash provided by financing activities	44,842	39,975	124,742

NET INCREASE IN CASH & CASH EQUIVALENTS	30,476	39,963	34,931

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	4,455	-	-

CASH & CASH EQUIVALENTS, ENDING BALANCE	$34,931	$39,963	$34,931

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-	$-
Income tax paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Manthey Redmond Corporation (the “Company”) is a development stage company incorporated in the State of Delaware in April, 2009 to research, design, manufacture, and market technology now leased and to be developed by the Company.  Manthey Redmond (Aust) Pty Ltd., an Australian corporation ("Manthey Redmond (Aust)"), is the patent owner and developer of the Manthey Redmond Eco-Engine, a fuel-efficient, lightweight, low-emission, multi-fuel engine smaller and less expensive than conventional internal combustion engines initially targeted for marine applications.

In May, 2009, the Company entered into a Patent Licensing Agreements with Manthey Redmond (Aust) for the development, manufacture, use, sale, and sublicense of the Manthey Redmond Eco-Engine and all developed technology and products related to the technology patent (the "Technology") for a royalty payment to Manthey Redmond (Aust) of 5% of annual gross profits.  Pursuant to an Investment Agreement entered into with the Company in May, 2009, Manthey Redmond (Aust) agreed to fund to the Company monthly payments of $40,000 up to a maximum of $4,200,000 in aggregate to assist the Company in commercializing products based on the Technology.  All three of the Company’s directors serve as the directors of Manthey Redmond (Aust).

In May, 2009, the Company entered into a Development Agreement with Manthey Holdings Pty Limited (“Manthey Holdings”) for the exclusive use of Manthey Holdings' engineering facility and employees for research and development of and related to the Technology at a monthly fee of $30,000 up to a maximum of $540,000 in aggregate.  In November, 2009, the Development Agreement was amended to remove the exclusivity of the use of Manthey Holdings’ engineering facility and employees, and to defer the commencement date of the agreement and first payment to November 20, 2009.  The Company’s president/director is the sole shareholder and director of Manthey Holdings which serves as the trustee of the Manthey Holdings Trust.  The Company’s president/director is also the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the 3,040,000 shares, or 29.6% of the Company’s common stock owned by the Manthey Holdings Trust.  On November 6, 2009, the agreement was amended to revise the commencement date of payment from July 1, 2009 to November 20, 2009.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, (2) the sublicensing and sale of the Manthey Redmond Eco-Engine, (3) additional capital injection from Manthey Redmond (Aust) pertaining to the Investment Agreement (see Note 3), and (3) short-term borrowings from shareholders or related party when needed.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information.  Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.  Operating results for the interim periods are not necessarily indicative of the results for any future period.  These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended December 31, 2009.  The results of the six-month period ended June 30, 2010 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2010.

Fiscal Year

The fiscal year of the Company is January 1 to December 31.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits and short-term investments with an original maturity of three months or less.  The Company minimizes its risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution.  The balance at times may exceed federally insured limits.  At June 30, 2010, the balance did not exceed the federally insured limit. As of June 30, 2010 and December 31, 2009, cash and cash equivalent amounted to $34,931 and $4,455, respectively.

Revenue Recognition

We recognize product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  We recognize revenue for product sales upon transfer of title to the customer.  Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered.  We assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.  We will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on historical sales returns when available, analysis of credit memo data, and other factors known at the time.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Net Loss per Common Share

Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period.  Diluted net loss per share reflects the potential dilution of securities by including common stock equivalents, such as stock options, stock warrants and convertible preferred stock, in the weighted average number of common shares outstanding for a period, if dilutive.  At June 30, 2010, there were no potentially dilutive securities.

Recently Issued Accounting Pronouncements

The Company has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

Advances from Related Party

On June 3, 2009, the Company received $38,950 of advances from Manthey Redmond (Aust), all directors of which are also directors of the Company.  The advances were non-interest bearing loan to be repaid at the discretion of the Board of Directors of the Company.

Patent Licensing Agreement

On May 1, 2009, the Company entered into a Patent Licensing Agreement with Manthey Redmond (Aust).  Manthey Redmond is the owner, developer and patent applicant of the Eco-Engine and all related technology (the "Technology") developed and to be developed.  Pursuant to the agreement, Manthey Redmond (Aust) has granted to the Company, a license to develop, manufacture, have manufactured, use and sell or supply the Technology in return for a royalty fee equal to 5% of the Company's gross profits earned as a result of the license agreement.  The Company has the right to sublicense its rights under the agreement and is entitled to information and use of any inventions or improvements on the Technology made by Manthey Redmond (Aust) without additional charge.  Manthey Redmond (Aust) will apply for valid patents pursuant to each invention or improvements on the Technology.  The agreement may be terminated at the option of Manthey Redmond (Aust) in the event that the Company becomes insolvent, or seeks protection from its creditors under any United States federal or state bankruptcy act or if an outside administrator or controller is voluntary or involuntarily appointed to control the Company.  The agreement is subject to and governed by the law of Queensland, Australia.

Investment Agreement

On May 1, 2009, the Company entered into an Investment Agreement with Manthey Redmond (Aust) by which Manthey Redmond (Aust) has agreed to invest a non-refundable amount of $40,000 per month beginning July 1, 2009, aggregating $4,200,000 to assist the Company in commercializing products based on the Technology.  Manthey Redmond (Aust) may terminate this agreement in the event that the Patent Licensing Agreement is terminated.  The agreement is subject to and governed by the law of Queensland, Australia.

In November 2009, March 2010 and May 2010, the Company received $39,925, $955 and $43,887 of capital injection, respectively from Manthey Redmond (Aust) pursuant to the Investment Agreement, which was recorded as additional paid-in capital.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Development Agreement

On May 1, 2009 the Company entered into a Development Agreement with Manthey Holdings by which, commencing July 1, 2009, Manthey Holdings will provide exclusive use of its engineering facility and employees for the purpose of research and development related to the Technology for which the Company will pay Manthey Holdings $30,000 per month beginning July 1, 2009 up to a maximum of $540,000 at which time the agreement shall terminate. On November 6, 2009 the Company entered into an amended Development Agreement dated May 1, 2009 with Manthey Holdings.  The amended agreement removed the exclusivity of the use of Manthey Holdings’ engineering facility and employees, and deferred the commencement date of the agreement and first payment to November 20, 2009.  Our president/director is the sole shareholder and director of Manthey Holdings which serves as the trustee of the Manthey Holdings Trust.  Our president/director is also the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the 3,040,000 shares, or 29.6% of the Company’s common stock owned by the Manthey Holdings Trust.

On November 6, 2009, the agreement was amended to revise the commencement date of payment from July 1, 2009 to November 20, 2009.  For the six months ended June 31, 2010, the Company incurred $180,000 of service fees pursuant to the amended agreement with Manthey Holdings and recorded in accrued expense.

The agreement will also terminate in the event that the Patent Licensing Agreement is terminated.  Manthey Holdings has agreed to build and test prototypes based on the Technology at its research facility.  The agreement is subject to and governed by the law of Queensland, Australia.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

	June 30, 2010	December 31, 2009
Accrued research and development expense – related party	$183,227	$3,228
Accrued rent	1,050	1,050
Total	$184,277	$4,278

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $.0001 and 20,000,000 shares of preferred stock with a par value of $.0001.  On June 1, 2009, the Company issued 10,250,000 shares of common stock at par value to its sixty-six (66) initial stockholders.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore.  In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of common stock have no preemptive rights to purchase the Company’s common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS

In November 2009, March 2010 and May 2010, the Company received $39,925, $955 and $43,887 of capital injection, respectively from Manthey Redmond (Aust) pursuant to the Investment Agreement (see Note 4), which was recorded as additional paid-in capital.

NOTE 7 – OPERATING LEASES

On July 10, 2009, the Company entered into a lease agreement with Premier Business Centers, under which the Company will lease approximately 165 square feet of office space located at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024 at a monthly rate of $1,050.  The lease term is month-to-month commencing August 3, 2009 with security deposit of one-month rent of $1,050 recorded as Other Assets as of June 30, 2010 and December 31, 2009.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS
December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Manthey Redmond Corporation:

We have audited the accompanying balance sheet of Manthey Redmond Corporation (the “Company”) (a development stage company) as of December 31, 2009, and the related statement of operations, changes in stockholders' deficit, and cash flows for the period from April 20, 2009 (date of inception) to December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manthey Redmond Corporation as of December 31, 2009 and the results of its operations and its cash flows for the period from April 20, 2009 (date of inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 2 of the financial statements, the Company has been in the development stage since its inception (April 20, 2009) and continues to incur expenses.  The Company’s viability is dependent upon its ability to obtain future financing and the success of its future operations.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 2 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KCCW Accountancy Corp.

Diamond Bar, California
April 23, 2010

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

BALANCE SHEET
December 31, 2009

Assets

Current Assets
Cash and cash equivalents	$4,455

Other Assets	1,050
Total Assets	$5,505

Liabilities and Stockholders' Deficit

Current Liabilities
Accrued expense	$4,278
Due to related party	38,950
Total Current Liabilities	43,228

Stockholders' Deficit

Preferred stock - $.0001 par value; 20,000 shares authorized, 0 shares issued and outstanding	-

Common stock - $.0001 par value; 100,000,000 shares authorized, 10,250,000 shares issued and outstanding	1,025
Additional paid-in capital	39,925
Accumulated deficit	(78,672)
Total Stockholders' Deficit	(37,722)

Total Liabilities and Stockholders' Deficit	$5,505

The accompanying notes are an integral part of these audited financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

STATEMENT OF OPERATIONS
For the Period from April 20, 2009 (Inception) to December 31, 2009

Net revenue	$-

Operating expenses
Professional services	31,503
Rent expense	5,417
Other general, selling and administrative expense	752
Research and development expense	41,000
Total operating expenses	78,672

Net loss	$(78,672)

Basic and diluted net loss per weighted-average number of common shares	$-

Weighted average shares outstanding, basic and diluted	8,575,697

The accompanying notes are an integral part of these audited financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
For the Period from April 20, 2009 (Inception) to December 31, 2009

	Common Stock				Total
			Additional	Accumulated	Stockholders'
	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance at April 20, 2009 (Inception)	-	$-	$-	$-	$-

Issuance of common stock	10,250,000	1,025	-	-	1,025

Capital contribution	-	-	39,925	-	39,925

Net loss for the period ended December 31, 2009	-	-	-	(78,672)	(78,672)

Balance at December 31, 2009	10,250,000	$1,025	$39,925	$(78,672)	$(37,722)

The accompanying notes are an integral part of these audited financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the Period from April 20, 2009 (Inception) to December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(78,672)
Adjustments to reconcile net loss to net cash provided by operating activities:
Decrease (increase) in assets:
Other assets	(1,050)
Increase (decrease) in liabilities:
Accrued expense	4,278

Net cash used in operating activities	(75,445)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related party	38,950
Proceeds from issuance of common stock	1,025
Capital contribution from shareholder	39,925

Net cash provided by financing activities	79,900

NET INCREASE IN CASH & CASH EQUIVALENTS	4,455

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-

CASH & CASH EQUIVALENTS, ENDING BALANCE	$4,455

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-
Income tax paid	$-

The accompanying notes are an integral part of these audited financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Manthey Redmond Corporation (the “Company”) is a development stage company incorporated in the State of Delaware in April, 2009 to research, design, manufacture, and market technology now leased and to be developed by the Company.  Manthey Redmond (Aust) Pty Ltd., an Australian corporation ("Manthey Redmond (Aust)"), is the patent owner and developer of the Manthey Redmond Eco-Engine, a fuel-efficient, lightweight, low-emission, multi-fuel engine smaller and less expensive than conventional internal combustion engines initially targeted for marine applications.

In May, 2009, the Company entered into a Patent Licensing Agreements with Manthey Redmond (Aust) for the development, manufacture, use, sale, and sublicense of the Manthey Redmond Eco-Engine and all developed technology and products related to the technology patent (the "Technology") for a royalty payment to Manthey Redmond (Aust) of 5% of annual gross profits.  Pursuant to an Investment Agreement entered into with the Company in May, 2009, Manthey Redmond (Aust) agreed to fund to the Company monthly payments of $40,000 up to a maximum of $4,200,000 in aggregate to assist the Company in commercializing products based on the Technology.  All three of the Company’s directors serve as the directors of Manthey Redmond (Aust).

In May, 2009, the Company entered into a Development Agreement with Manthey Holdings Pty Limited (“Manthey Holdings”) for the exclusive use of Manthey Holdings' engineering facility and employees for research and development of and related to the Technology at a monthly fee of $30,000 up to a maximum of $540,000 in aggregate.  In November, 2009, the Development Agreement was amended to remove the exclusivity of the use of Manthey Holdings’ engineering facility and employees, and to defer the commencement date of the agreement and first payment to November 20, 2009.  The Company’s president/director is the sole shareholder and director of Manthey Holdings which serves as the trustee of the Manthey Holdings Trust.  The Company’s president/director is also the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the 3,040,000 shares, or 29.6% of the Company’s common stock owned by the Manthey Holdings Trust.  On November 6, 2009, the agreement was amended to revise the commencement date of payment from July 1, 2009 to November 20, 2009.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its securities, (2) the sublicensing and sale of the Manthey Redmond Eco-Engine, (3) additional capital injection from Manthey Redmond (Aust) pertaining to the Investment Agreement (see Note 3), and (3) short-term borrowings from shareholders or related party when needed.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fiscal Year

The fiscal year of the Company is January 1 to December 31.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits and short-term investments with an original maturity of three months or less.  The Company minimizes its risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution.  The balance at times may exceed federally insured limits.  At December 31, 2009, the balance did not exceed the federally insured limit. As of December 31, 2009, cash and cash equivalent amounted to $4,455.

Revenue Recognition

We recognize product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  We recognize revenue for product sales upon transfer of title to the customer.  Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered.  We assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.  We will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on historical sales returns when available, analysis of credit memo data, and other factors known at the time.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Net Loss per Common Share

Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period.  Diluted net loss per share reflects the potential dilution of securities by including common stock equivalents, such as stock options, stock warrants and convertible preferred stock, in the weighted average number of common shares outstanding for a period, if dilutive.  At December 31, 2009, there were no potentially dilutive securities.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Recently Issued Accounting Pronouncements

The Company has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

Advances from Related Party

On June 3, 2009, the Company received $38,950 of advances from Manthey Redmond (Aust), all directors of which are also directors of the Company.  The advances were non-interest bearing loan to be repaid at the discretion of the Board of Directors of the Company.

Patent Licensing Agreement

On May 1, 2009, the Company entered into a Patent Licensing Agreement with Manthey Redmond (Aust).  Manthey Redmond is the owner, developer and patent applicant of the Eco-Engine and all related technology (the "Technology") developed and to be developed.  Pursuant to the agreement, Manthey Redmond (Aust) has granted to the Company, a license to develop, manufacture, have manufactured, use and sell or supply the Technology in return for a royalty fee equal to 5% of the Company's gross profits earned as a result of the license agreement.  The Company has the right to sublicense its rights under the agreement and is entitled to information and use of any inventions or improvements on the Technology made by Manthey Redmond (Aust) without additional charge.  Manthey Redmond (Aust) will apply for valid patents pursuant to each invention or improvements on the Technology.  The agreement may be terminated at the option of Manthey Redmond (Aust) in the event that the Company becomes insolvent, or seeks protection from its creditors under any United States federal or state bankruptcy act or if an outside administrator or controller is voluntary or involuntarily appointed to control the Company.  The agreement is subject to and governed by the law of Queensland, Australia.

Investment Agreement

On May 1, 2009, the Company entered into an Investment Agreement with Manthey Redmond (Aust) by which Manthey Redmond (Aust) has agreed to invest a non-refundable amount of $40,000 per month beginning July 1, 2009, aggregating $4,200,000 to assist the Company in commercializing products based on the Technology.  Manthey Redmond (Aust) may terminate this agreement in the event that the Patent Licensing Agreement is terminated.  The agreement is subject to and governed by the law of Queensland, Australia.  In November 2009, the Company received an aggregate of $39,925 of capital injection from Manthey Redmond (Aust) pursuant to the Investment Agreement, which was recorded as additional paid-in capital as of December 31, 2009.

Development Agreement

On May 1, 2009 the Company entered into a Development Agreement with Manthey Holdings by which, commencing July 1, 2009, Manthey Holdings will provide exclusive use of its engineering facility and employees for the purpose of research and development related to the Technology for which the Company will pay Manthey Holdings $30,000 per month beginning July 1, 2009 up to a maximum of $540,000 at which time the agreement shall terminate. On November 6, 2009 the Company entered into an amended Development Agreement dated May 1, 2009 with Manthey Holdings. The amended agreement removed the exclusivity of the use of Manthey Holdings’ engineering facility and employees, and deferred the commencement date of the agreement and first payment to November 20, 2009.  Our president/director is the sole shareholder and director of Manthey Holdings which serves as the trustee of the Manthey Holdings Trust.  Our president/director is also the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the 3,040,000 shares, or 29.6% of the Company’s common stock owned by the Manthey Holdings Trust.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

On November 6, 2009, the agreement was amended to revise the commencement date of payment from July 1, 2009 to November 20, 2009.  For the period from April 20, 2009 (inception) to December 31, 2009, the Company incurred $41,000 of service fees pursuant to the amended agreement with Manthey Holdings, $37,773 of which were paid during the period and recorded as research and development expense, while $3,228 was recorded in accrued expense (see Note 5).

The agreement will also terminate in the event that the Patent Licensing Agreement is terminated.  Manthey Holdings has agreed to build and test prototypes based on the Technology at its research facility.  The agreement is subject to and governed by the law of Queensland, Australia.

NOTE 5 - ACCRUED EXPENSE

Accrued expense consisted of the following:

December 31, 2009
Accrued rent	$1,050
Accrued research and development expense – related party	3,228
Total	$4,278

NOTE 6 – STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $.0001 and 20,000,000 shares of preferred stock with a par value of $.0001.  On June 1, 2009, the Company issued 10,250,000 shares of common stock at par value to its sixty-six (66) initial stockholders.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore.  In the event of a liquidation, disolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of common stock have no preemptive rights to purchase the Company’s common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

In November 2009, the Company received an aggregate of $39,925 of capital injection from Manthey Redmond (Aust) pursuant to the Investment Agreement (see Note 4), which was recorded as additional paid-in capital as of December 31, 2009.

NOTE 7 – OPERATING LEASES

On July 10, 2009, the Company entered into a lease agreement with Premier Business Centers, under which the Company will lease approximately 165 square feet of office space located at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024 at a monthly rate of $1,050.  The lease term is month-to-month commencing August 3, 2009 with security posit of one-month rent of $1,050 recorded as Other Assets as of December 31, 2009.

PART II

Item 13.  Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14.    Indemnification of Directors and Officers

The Company’s articles of incorporation includes an indemnification provision that provides that a director shall not be liable to the Company or any shareholder for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15.  Recent Sales of Unregistered Securities

The Company has sold the following securities within the past three years which were not registered under the Securities Act of 1933:

Since inception in April, 2009, the Company issued 10,250,000 shares of its common stock at par ($.0001) for an aggregate of $1,025 pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.  Each of the transactions listed below was a private transaction with a person or entity related to or personally known to the founder of the Company or one of its officers or shareholders.  With the exception of Tiber Creek Corporation all of the issuances were to entities neither citizens nor residents of the United States.  There was no public solicitation or advertisement.

Names	Number of Shares

Ruza Studenovich	290,000
A & J Stone Trust	290,000
Con and Vick Elfes	40,000
The Byron Real Estate Consulting Group Pty	290,000
Sharyn Alayne Johnston	84,000
Peter Geoffrey Craig	100,000
Peter McDonald	100,000
Peter Darcy	10,000
Sally Manthey	1,500
Jodie Manthey	1,500
John Daniels	160,000
Ferriter Super Fund	133,000
Allied Securities Inc	200,000
Branko Jose Pavnovic	362,500
Elly Marie Hohai	100,000
Donald Jessup	1,500
Tiber Creek Corporation	250,000
Anthony Stefanac	400,000
Vicky Narelle Baker and Stephen James Baker	10,000
Geoffrey Alan and Ada Ida Stella Johnston	10,000
Arthur and Con Nicolis	39,000
Kim Redmond-Fewtrell	71,500
Brendan Tresoglavic	3,250
Simon Tresoglavic and Anna Tresoglavic	9,750
Julian Walters	6,500
Alexsandar Citroski	26,000
Elizabeth Paskoski	6,500
Anne Rice	3,250
Julieanne Stone	5,200
Marsha Roberts	1,950
Maureen Egan	4,550
Amanda Scuglia	650
Telesia Veamatahau and Sione Ahovelo	6,500
Tevita Veamatahau	1,300
Sili Venusi Veamatahau	6,500
Brandon Howard	650
Nau Toutai Ahovelo	650
Gaiu Dinu	650
Losh Hazen Matthews	6,500
Kevin Ellem and Beryl Ellem	6,500
Tobias Essington Breen	100,000
Vasil Perovski	3,600
Paul Battisti and Samantha Battisti	13,000
Nathan Ghosn	6,500
Sylvania Marina	6,500
Chad Parrish	6,500
GJA Developments Pty Ltd	6,500
Joshua Redmond	9,500
Jack Warfield	6,500
Marko Matach	3,250
Anna Gamulin	3,250
Nada Studenovic	3,250
Janja Studenovic	6,500
Martin Dunning	6,500
Newstew Family Trust	32,500
Drago Bozic	6,500
Mladenko Radas	6,500
Peter Bottele Superannuation Fund	16,250
Fock Family Superannuation Fund	16,250
Neilson Family Trust	32,500
Global IP Traders Corporation	380,000
Darryl Andrew Wandrey	16,000
Manthey Holdings Pty Ltd	3,040,000
Redmond Family Holdings Pty Ltd	2,590,800
Alison Redmond	290,000
North American Motors Pty Ltd	600,000

Item 16.  Exhibits and Financial Statement Schedules.

EXHIBITS

3.1*	Certificate of Incorporation

3.2*	By-laws

5.0	Opinion of Counsel on legality of securities being registered

10.1*	Patent Licensing Agreement between Manthey Redmond Corporation and Manthey Redmond
(Aust) Pty Limited

10.2*	Investment Agreement between Manthey Redmond Corporation and Manthey Redmond
(Aust) Pty Limited

10.3*	Development Agreement between Manthey Redmond Corporation and Manthey Holdings
Pty Limited

23.1	Consent of Accountants

23.2	Consent of Attorney (as part of Exhibit 5.0)

* Previously filed

Item 17.  Undertakings

Undertaking Pursuant to Rule 415 Under the Securities Act of 1933

The undersigned registrant hereby undertakes:

(1).	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2).
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i	Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on August 31, 2010.

MANTHEY REDMOND CORPORATION

Date:	8/31/2010	/s/ Steven Charles Manthey
President, principal executive officer

Date:	8/31/2010	/s/ Steven Charles Manthey
Treasurer, controller, principal financial officer,
Principal accounting officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Steven Charles Manthey	Director	8/31/2010

/s/s Timothy John Eric Redmond	Director	8/31/2010

/s/ Geoffrey Redmond	Director	8/31/2010